UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):      April 30, 2002


                                 @POS.COM, INC.
             (Exact name of registrant as specified in its charter)

                                     0-23152
                                     -------
                            (Commission File Number)

            Delaware                                     33-0253408
            --------                                     ----------
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
 of incorporation or organization)

              3051 North First Street, San Jose, California  95134
              ----------------------------------------------------
           (Address of Principal Executive Offices Including Zip Code)

       Registrant's telephone number, including area code: (408) 468-5400
                                                           --------------


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ITEM 4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANTS

     Effective April 30, 2002, Registrant and Arthur Andersen, LLP, its independent public accountants, mutually terminated their relationship following a dispute with regard to fees charged by Arthur Andersen LLP. The termination was authorized by the Registrant's Audit Committee and approved by the Board of Directors. Arthur Andersen LLP was previously engaged to audit the Registrant financial statements. Neither of the reports provided by Arthur Andersen LLP for the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Registrant's two most recent fiscal years and the subsequent period, there were no disagreements with the former accountant on any matter of accounting procedures, or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report, other than a disagreement regarding the accounting practice for a revenue transaction with one customer during the quarter ended September 30, 2001. The Registrant recorded the proposed adjustment raised by the independent auditors with respect to this revenue recognition matter.

     In accordance with the rules of the Securities and Exchange Commission, the Registrant has requested Arthur Andersen LLP to furnish the Registrant with a letter to the Commission, which letter is filed as an Exhibit hereto.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial statements of business acquired:     N/A

(b)     Pro  forma  financial  information:            N/A

(c) Exhibits. The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit Number      Description  of  Exhibit
--------------      ------------------------

99.1                Letter  of  Arthur  Andersen  LLP

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     @pos.com, Inc.

Date:  May 6, 2002               By: /s/  Matthew C. Graves
                                    -----------------------------------------
                                 Matthew C. Graves, Chief Financial Officer


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